Date: March 22, 2013	510 Burrard St, 3rd Floor
Vancouver BC, V6C 3B9 www.computershare.com

To: All Canadian Securities Regulatory Authorities

Subject: Aurizon Mines Ltd.

Dear Sirs:

We advise of the following with respect to the upcoming Meeting of Security Holders for the subject Issuer:

Meeting Type :

Record Date for Notice of Meeting :

Record Date for Voting (if applicable) :

Beneficial Ownership Determination Date :

Meeting Date :

Meeting Location (if available) :

Issuer sending proxy related materials directly to NOBO:

 Issuer paying for delivery to OBO:

Notice and Access (NAA) Requirements:

NAA for Beneficial Holders

Beneficial Holders Stratification Criteria:

Number of shares greater than:

Holder Consent Type(s):

Holder Provinces-Territories:

NAA for Registered Holders

Registered Holders Stratification Criteria:

Number of shares greater than:

Holder Provinces-Territories:

Special Meeting April 01, 2013 April 01, 2013 April 01, 2013 May 09, 2013 Vancouver, BC No Yes No n/a n/a n/a No n/a n/a

Voting Security Details:

Description	CUSIP Number	ISIN
COMMON SHARES	05155P2106	CA05155P102
OPTIONHOLDERS	N/A	N/A

Sincerely,

Computershare
Agent for Aurizon Mines Ltd.